Exhibit 21.1

InterActiveCorp Subsidiaries

(as of December 31, 2003)

Entity	Jurisdiction of Formation

4075650 Canada, Inc.	Canada
8831-8833 Sunset, LLC	Delaware
Access Direct Telemarkting, Inc.	Iowa
AceNet Travel Network LLC	New Jersey
AST LLC	Delaware
AST Sub, Inc.	Delaware
Avaltus, Inc.	New Jersey
Barama, S.A.	Belgium
BILLETnet A/S	Denmark
Billettservice AS	Norway
CAID SA	France
Canadian Holdings, LLC	Delaware
Cinema Acquisition LLC	Delaware
CitySearch Canada, Inc.	Canada
Classic Custom Vacations, Inc.	Nevada
DN Holdings, Inc.	Delaware
EC2 Consulting	People’s Rep. China
ECS Hoops Fulfillment LLC	Delaware
ECS Sports Fulfillment LLC	Delaware
EIGAC Holdings, Inc.	Delaware
EL 2003 Holdings, Inc.	Delaware
Elicia Acquisition Corp	Delaware
Entertainment Publications of Canada Limited	Canda
Entertainment Publications of Puerto Rico, Inc.	Delaware
Entertainment Publications Operating Company, Inc.	Delaware
Entertainment Publications, Inc.	Michigan
Esperanza TV LLC (fka HSE Media LLC)	Delaware
EUVIA Media AG & Co. KG	Germany
EUVIA Media Werwaltungs AG	Germany
Euvia Travel GmbH	Germany
Exception Management Services LP	Delaware
Expedia Austrailia Pty. Ltd.	Austrailia
Expedia Canada Corp.	Canada
Expedia Corporate Travel, Inc.	Nevada
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia Italy S.r.L.	Italy
Expedia Netherlands	Netherlands
Expedia Nova Scotia Corporation	Nova Scotia
Expedia Portugal	Portugal
Expedia S.A.	Belgium
Expedia Spain, S.L.	Spain
Expedia, Inc.	Washington
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
FC1013 Limited	United Kingdom
H.O.T. Belgium S.A.	Belgium
H.O.T. Networks GmbH	Germany
Hancock Information Group, Inc.	Florida

Home Shopping Espanol (Mexico) S. De R.L. De C.V.	Mexico
Home Shopping Espanol (Mexico) Servicios S.DeR.L.De.C.V.	Mexico
Home Shopping Europe AG	Germany
Home Shopping Europe Broadcasting S.p.A.	Italy
Home Shopping Europe Digital GmbH	Germany
Home Shopping Europe en Francais S.A.	Belgium
Home Shopping Europe en het Nederlands, N.V.	Belgium
Home Shopping Europe Ltd.	United Kingdom
Home Shopping Europe S.p.A.	Italy
Home Shopping Network En Espanol, LLC	Delaware
Home Shopping Network En Espanol, LP	Delaware
Home Shopping Network, Inc.	Delaware
Home Shopping Shanghai Ltd.	People’s Rep. China
HomeSpace Acquisition Company	Delaware
Hotels.com	Delaware
Hotels.com Asia Pacific Limited	Hong Kong
Hotels.com GP, LLC	Texas
Hotels.com, L.P.	Texas
Hotwire, Inc.	Delaware
HRN 99 Holdings, LLC	New York
HRN Contracting Company, Inc.	Delaware
HRN France SAS	France
HRN International	Cayman Islands
HRN Marketing Services, Inc.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Catalog Services, Inc.	Delaware
HSN Direct LLC	Delaware
HSN Fulfillment LLC	Delaware
HSN General Partner LLC	Delaware
HSN GmbH & Co. KG	Germany
HSN Home Shopping Network GmbH	Germany
HSN Improvements LLC	Delaware
HSN Interactive LLC	Delaware
HSN LP	Delaware
HSN New Media GmbH	Germany
HSN of Nevada LLC	Delaware
HSN Realty LLC	Delaware
HSNAutomatic LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures, LLC	Delaware
IAC France	France
IACT Global, Inc.	Nevada
IACT US, Inc.	Nevada
IAN.com, L.P.	Delaware
IIC Holdings Incorporated	Delaware
Ingenious Designs LLC	Delaware
Interactive Affiliate Network, LLC	Delaware
Interactive Domain Name Holdings Corporation	Nova Scotia, Canada
Intercambios Intermacionales de Vacaciones Interval International Espana S.A.	Spain
Intercambios Internacionales de Vacaciones SA de CV	Mexico

Internet Investments, Inc.	Bahamas
Internet Shopping Network LLC	Delaware
Interval Acquisition Corp.	Delaware
Interval European Holdings Limited	Delaware
Interval Holdings, Inc.	Delaware
Interval International (Israel) Vacation Enterprises Ltd.	Israel
Interval International Argentina S.A.	Argentina
Interval International Brasil Servicos Ltda	Brazil
Interval International Canada, Inc.	Canada
Interval International de Chile S.A.	Chile
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France S.A.	France
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings Inc.	Florida
Interval International Holdings Mexico S.A. de C.V.	Mexico
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Ltd.	England & Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International, Inc.	Florida
Interval Resort and Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services (Europe), LLC	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England & Wales
Interval Travel, Inc.	Florida
Interval U.K. Holdings Limited	England & Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Intemacional Prestacao de Servicos Lda.	Portugal
Jupiter Shop Channel Co. Ltd	Japan
Kirk, Inc.	California
Kiss.com, Inc.	Washington
Lending Tree, Inc.	Delaware
MarkeTech Services, Inc.	Delaware
Marvillo, S.a.r.l.	Luxembourg
Match.com LP (Formerly Match.com Inc)	Delaware
MatchLive LLC	Delaware
Menterprise GmbH	Germany
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services Inc.	North Carolina
Metropolital Travel	Washington
Miami USA Broadcasting Productions, Inc.	Florida
Miami USA Broadcasting, Inc.	Florida
Microflex 2001, LLC	Delaware
Neun Live Fernsehen Geschaftsfungs GmbH	Germany
Neun Live Fernsehen GmbH & Co. KG	Germany
Neun Live Musikveriag GmbH	Germany

Newtrade Technology Corp.	Canada
New-U Studios Holdings, Inc.	Delaware
NLG Merger Corp.	Delaware
Organizacion Interval International C.A.	Venezuela
Points Investments, Inc.	Delaware
PRCNETCARE.COM, Inc.	Delaware
Precision Relay Services, Inc.	Florida
Precision Response Corporation	Florida
Precision Response of Colorado, Inc.	Delaware
Precision Response of Louisana, Inc.	Delaware
Precision Response of North America, Inc.	Delaware
Precision Response of Pennsylvania, Inc.	Delaware
Precision Response of Texas, Inc.	Delaware
RA Ontario, Inc.	Canada
Reseau Admission, Ltd.	Canada
ReserveAmerica CA Inc.	California
ReserveAmerica Holdings, Inc.	Canada
ReserveAmerica US Holdings, Inc.	Delaware
ReserveAmerica, Inc.	New York
Room Finders, Inc.	Louisiana
Sage Systems, Inc.	Washington
Sally Foster, Inc.	Michigan
Savoy Pictures Entertainment, Inc.	Delaware
Savoy Pictures Television Programming, Inc.	Delaware
Savoy Stations, Inc.	Delaware
Savoy Television Holdings, Inc.	Delaware
SF Broadcasting of Green Bay, Inc.	Delaware
SF Broadcasting of Honolulu, Inc.	Delaware
SF Broadcasting of Mobile, Inc.	Delaware
SF Broadcasting of New Orleans, Inc.	Delaware
SF Broadcasting of Wisconsin, Inc.	Delaware
SF Green Bay License Subsidiary, Inc.	Delaware
SF Honolulu License Subsidiary, Inc.	Delaware
SF Mobile License Subsidiary, Inc.	Delaware
SF Multistations, Inc.	Delaware
SF New Orleans License Subsidiary, Inc.	Delaware
Short Shopping LLC	Delaware
Silver King Investment Holding, Inc.	Delaware
SK Holdings, Inc.	Delaware
SKC Investments, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates Limited	New Zealand
Soulmates Technology Pty. Ltd.	New South Wales Austrailia
Southpoint Management Ltd.	Canada
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Synchro Systems Limited	United Kingdom
Telemation, Inc.	Delaware
The Ticket Shop Limited	Ireland
Ticket Service Nederlands	Netherlands
Ticketline Ltd.	Ireland

Ticketmaster	Delaware
Ticketmaster AT, LLC	Colorado
Ticketmaster California Gift Certificates LLC	California
Ticketmaster Canada Ltd.	Canada
Ticketmaster Cinema Group Ltd.	Delaware
Ticketmaster Corporation	Illinois
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates LLC	Florida
Ticketmaster France Holdings Co. EURL	France
Ticketmaster Georgia Gift Certificates LLC	Georgia
Ticketmaster Group, Inc.	Illinois
Ticketmaster Indiana Holdings Corporation	Indiana
Ticketmaster International Events Ltd.	United Kingdom
Ticketmaster LLC	Delaware
Ticketmaster Multimedia Holdings Inc	Delaware
Ticketmaster New Ventures Holdings, Inc.	Delaware
Ticketmaster New Ventures Ltd	Cayman Islands
Ticketmaster Online City Search - Canada	Canada
Ticketmaster Online City Search - UK Ltd.	United Kingdom
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster UK Limited	United Kingdom
Ticketmaster West Virginia Gift Certificates LLC	West Virginia
Ticketmaster-Indiana JV	Indiana
Ticketmaster-Indiana LLC	Indiana
Ticketron Australia Pty Ltd. (ACN 089 551 253)	Australia
Ticketshop (NI) Limited	Northern Ireland
Ticketweb, Inc.	Delaware
Ticketweb, Ltd.	United Kingdom
TM Number One Limited	United Kingdom
TM Travel LLC	Delaware
TM Vista, Inc.	Virginia
TM7 Pty Ltd (CAN 089 258 817)	Australia
TMC Realty LLC	United Kingdom
Travel Marketing and Advertising, Inc.	Delaware
TravelNow.com Inc.	Delaware
Travelscape.com, Inc.	Nevada
TS 2001 Holdings, Inc.	Delaware
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Europe Ltd. (TVTE)	United Kingdom
TV Travel Shop Germany Gmbh & Co KG	Germany
TV Travel Shop Ltd (TVTS)	United Kingdom
TVSN Asia Pacific (Holdings) Limited	British Virgin Islands
TVSN China (Holdings) Limited	British Virgin Islands
TVSN China Limited	Hong Kong
TVSN International Trading (Sourcing)	People’s Rep. China
TVTS Broadcasting Ltd. (TVTSB)	United Kingdom
TVTS holidays Ltd	United Kingdom
uDate.com Limited	England/Wales
uDate.com, Inc.	Delaware
Unicorn Acquisition Corp.	Delaware
USA - VUE Funding Corp.	Delaware

USA Broadcasting Inc.	Delaware
USA Broadcasting Productions, Inc.	Delaware
USA Electronic Commerce and Services LLC	Delaware
USA Media Corp	Delaware
USA Media LLC	Delaware
USA Station Group Communications LLC	Delaware
USA Station Group Communications, Inc.	Delaware
USA Station Group of Ann Arbor, Inc.	Delaware
USA Station Group of Michigan, Inc.	Delaware
USA Station Group of Northern Cal. Inc.	Delaware
USA Station Group of Oregon, Inc.	Delaware
USA Station Group of Salem, Inc.	Delaware
USA Station Group of South Dakota, LLC	Delaware
USA Station Group, Inc.	Delaware
USA Video Distribution LLC	Delaware
USAi Sub Inc.	Delaware
USANI Capital Corp.	Delaware
USANI Holding XI, Inc.	Delaware
USANI LLC	Delaware
USANI Sub LLC	Delaware
Venta de Boletas Por Compudora S.A. de C.V.	Mexico
Ventana Television Holdings, Inc.	Delaware
Ventana Television, Inc.	Delaware
Visual Star	People’s Republic China
Worldex Corporation	Florida
Worldwide Ticket Systems, Inc.	Washington
XEI Sub 1, Inc.	Washington
XEI Sub 2, Inc.	Washington
XEI Sub 3, Inc.	Washington